Exhibit N


                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for The New America High Income Fund, Inc. dated January 23, 1998 (and to all references to our firm) included in or made a part of Pre-Effective Amendment No. 1 to the Fund's Registration Statement File No. 333-43315 on Form N-2 and Amendment No. 24 to Registration Statement File No. 811-5399 on Form N-2 filed February 4, 1998.


                                                         /s/ Arthur Andersen LLP


Boston, Massachusetts
February 3, 1998